HJ ASSOCIATES & CONSULTANTS, L.L.P.

RSM McGladrey Network

50 West Broadway, Suite 600 • Salt Lake City, Utah 84101
Telephone (801) 328-4408 • Fax (801) 328-4461

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Medizone International, Inc. on Form S-1, of our audit report dated March 12, 2010, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus.

HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
January 3, 2011